EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-33645, 333-00390, 333-00386, 333-00352, 333-00388, and 333-00392) of Etec Systems, Inc. of our report dated August 24, 1999 relating to the financial statements, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS

PRICEWATERHOUSECOOPERS LLP
San Jose, California
October 15, 1999